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                                                                       EXHIBIT 4

                                                             [Execution Version]


                          REGISTRATION RIGHTS AGREEMENT


         This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of June 5, 2000 by and between Kafus Industries Ltd., a British Columbia corporation (the "Company"), and ECT Merchant Investments Corp., a Delaware corporation (the "Purchaser").

                                    RECITALS

         WHEREAS, the Company and the Purchaser are parties to the Amended and Restated Note Agreement dated as of March 11,1999 (as modified from time to time, the "Note Agreement"), governing certain Notes as defined therein (the "Notes"), several of which Notes were originally issued to Enron Capital & Trade Resources Corp. ("ECT") pursuant to the Note Agreement dated as of December 31, 1998, between the Company and ECT, which Notes have been assigned by ECT to the Purchaser as described in the Note Agreement.

         WHEREAS, the Company and the Purchaser, together with other purchasers of the Notes, are entering into the Amendment to Note Agreements dated as of June 5, 2000 (the "Amendment"), amending the Note Agreement and the related note agreement to provide for the issuance and sale by the Company and the purchase by the Purchaser of the U.S.$1,000,000 Convertible Promissory Note (Term Loan D) (the "$1,000,000 Term Loan D Note"), dated as of June 5, 2000, and made by the Company payable to the order of the Purchaser.

         WHEREAS, the Company and the Purchaser are parties to the Warrant Agreement dated as of March 11,1999 (as modified from time to time, the "Warrant Agreement"), governing certain existing warrants.

         WHEREAS, in connection with the issuance of the $1,000,000 Term Loan D Note, the Company and the Purchaser are entering into the Amendment to Warrant Agreement dated as of June 5, 2000, to govern the Term Loan D Warrant as defined therein (the "Warrants").

         WHEREAS, the Purchaser desires that the Company register the Common Stock issuable upon conversion of the $1,000,000 Term Loan D Note (the "Conversion Shares") and the Common Stock issuable upon the exercise of the Warrants (the "Warrant Shares") upon the terms and subject to the conditions set forth in this Agreement.

         WHEREAS, the execution and delivery of this Agreement is a condition precedent to the Purchaser's obligations under the Amendment.

         NOW, THEREFORE, the parties hereto, intending legally to be bound, hereby agree as follows:



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1.       DEFINITIONS.

         As used in this Agreement, the following terms shall have the meanings ascribed to them below:

         (a) "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         (b) "Applicable Rate" shall mean 1.5% monthly with respect to the first month and 2% monthly for each subsequent month, until the Registration Statement shall become effective.

         (c) "Business Day" means any Monday, Tuesday, Wednesday, Thursday, or Friday that is not a day on which banking institutions in the City of New York, New York, or Toronto, Ontario, are required by law, regulation or executive order to close.

         (d) "Holder" shall mean the Purchaser, and any other Person who has become a Permitted Transferee pursuant to Section 9(c).

         (e) "Registrable Securities" means (a) the Conversion Shares, (b) the Warrant Shares, (c) all other shares of Common Stock owned by the Purchaser and its Affiliates as of the date of filing of the Registration Statement (or which they shall have the right to purchase or acquire as of such date), and (d) any securities issued or issuable in respect of or in exchange for any of the shares of Common Stock referred to in clauses (a) through (c) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, consolidation, or exchange offer ("Distribution Securities"). For purposes of this Agreement, a Registrable Security ceases to constitute a Registrable Security hereunder (i) when such Registrable Security shall have been effectively registered under the Securities Act and disposed of in a public market transaction pursuant to a Registration Statement, (ii) when such Registrable Security shall have been sold pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) when such Registrable Security shall have been otherwise transferred and a new certificate for such Registrable Security not bearing a legend restricting further transfer shall have been delivered by the Company, (iv) with respect to a particular Holder, at any time when all of such Holder's remaining Registrable Securities can be sold in a single transaction in compliance with Rule 144 under the Securities Act, (v) on the second anniversary of the original issuance date of such Registrable Security, provided that the Holder of such Registrable Security is not an Affiliate of the Company as of such date, and has not been an Affiliate of the Company for a period of three months preceding such date, or
(vi) when such Registrable Security shall have ceased to be outstanding.

         (f) "Registration Statement" shall have the meaning set forth in
Section 2.

         (g) "Registration Termination Date" means, the first date on which all Conversion Shares and Warrant Shares (and any Distribution Securities with respect thereto) cease to be Registrable Securities.


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         (h) "Securities Act" means the Securities Act of 1933, as amended.

         (i) "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (j) "SEC" means the United States Securities Exchange Commission, or any successor agency thereto.

         Other capitalized terms shall have the meanings ascribed to them in the other sections of this Agreement or in the Note Agreement or in the Warrant Agreement in each case if not defined by the prior agreement listed.

2.       SHELF REGISTRATION.

         (a) Effective Registration. On or before June 29, 2001 (the "Filing Deadline"), the Company shall file with the SEC under the Securities Act a Registration Statement on Form F-1 ("Registration Statement"), or on such other registration form under the Securities Act as the Company shall deem appropriate, covering the sale by the Holders on a continuous or delayed basis pursuant to Rule 415 thereunder (or any similar rule that may be adopted by the SEC) of (i) the Conversion Shares and (ii) the Warrant Shares. The Company shall use its best efforts to cause each Registration Statement to be declared effective on or prior to the one hundred and fiftieth (150th) day following the Filing Deadline and shall thereafter keep such Registration Statement continuously effective until the Registration Termination Date.

         (b) Delay in Effectiveness. In the event any Registration Statement is not declared effective by the SEC within 150 days after the Filing Deadline (the "Effectiveness Deadline"), or in the event the effectiveness of any Registration Statement is suspended or terminated at any time after its Effectiveness Deadline and prior to the Registration Termination Date, then, at the election of the Holder: (1) for each month (or portion thereof) such Registration Statement is not so effective, the Company shall pay to the Holder, as liquidated damages and not as a penalty, an amount equal to the product of (x) the number of shares of Common Stock that are or could become, if the $1,000,000 Term Loan D Note were converted and the Warrants were exercised, Registrable Securities multiplied by the closing price of the Common Stock on the first day of the month as to which liquidated damages are payable and (y) outstanding principal amount of the Notes eligible for conversion to Common Stock and the Applicable Rate or (2) the Holder may seek remedies at law or in equity. In either case, the Company shall pay any damages to each Holder based upon the proportion of the Registrable Securities owned by such Holder. Such payments shall be made on the first Business Day of each month following any month in which such Registration Statement is not effective, with a final payment within five (5) Business Days after such Registration Statement becomes effective.

3.       REGISTRATION PROCEDURES.

         (a) Company Procedures. In connection with the Company's registration obligations pursuant to Section 2, the Company shall keep each Registration Statement continuously effective for the period of time provided in Section 2, to permit the sale of Registrable Securities covered by such Registration Statement in accordance with the intended method or methods of distribution



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thereof specified in such Registration Statement or in the related prospectus(es), and shall:

                           (i) comply with such provisions of the Securities Act
                  as may be necessary to facilitate the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of disposition thereof set forth in such Registration Statement or such prospectus or supplement thereto;

                           (ii) notify the Holders, promptly (A) when each
                  Registration Statement, prospectus, or supplement thereto or further post-effective amendment has been filed, and, with respect to each Registration Statement or further post-effective amendment, when it has become effective, (B) of any request by the SEC for amendments or supplements to any Registration Statement or prospectus or for additional information, (C) of the issuance by the SEC of any comments with respect to any filing and of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (E) of the happening of any event that makes any statement made in any Registration Statement, prospectus, or any other document incorporated therein by reference untrue or that requires the making of any changes in such Registration Statement, prospectus, or any document incorporated therein by reference in order that such documents not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (F) of the Company's determination that a further post-effective amendment to such Registration Statement would be appropriate;

                           (iii) furnish to each Holder, without charge, as many
                  conformed copies as may reasonably be requested by such Holder, of each Registration Statement and any further post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                           (iv) deliver to each Holder, without charge, as many
                  copies of the then effective prospectus covering such Registrable Securities and any amendments or supplements thereto as such Holder may reasonably request;

                           (v) register, qualify, obtain an exemption therefrom,
                  or cooperate with the Holders and their counsel in connection with the registration or qualification or exemption therefrom of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as may be reasonably requested in writing by the Holders and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the then effective Registration Statements; provided, however, that the Company shall not be required to (A) qualify as a foreign corporation or generally to transact business in any jurisdiction where it is not then so qualified, (B) qualify as a dealer (or other similar entity) in securities, (C) otherwise subject itself to taxation in connection with such



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                  activities, or (D) take any action which would subject it to general service of process in any jurisdiction where it is not then so subject;

                           (vi) upon the occurrence of any event contemplated by
                  clauses (E) or (F) of paragraph (ii) above, promptly prepare and file, if necessary, a further post-effective amendment to each Registration Statement or a supplement to the related prospectuses or any document incorporated therein by reference or file any other required document so that each Registration Statement and the related prospectuses will not thereafter contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                           (vii) in no event later than five (5) Business Days
                  before filing any Registration Statement, any further post-effective amendment thereto, any prospectus or any amendment or supplement thereto (other than any amendment or supplement made solely as a result of incorporation by reference of documents), furnish to the Holders copies of all such documents proposed to be filed;

                           (viii) not file any Registration Statement or
                  amendment thereto or any prospectus or any supplement thereto (other than any amendment or supplement made solely as a result of incorporation by reference of documents) to which the Holders holding a majority of the Registrable Securities shall have reasonably objected in writing, within three (3) Business Days after receipt of such documents, to the effect that such Registration Statement or amendment thereto or prospectus or supplement thereto does not comply in all material respects with the requirements of the Securities Act (including, without limitation respect of any information describing the manner in which the Holders acquired such Registrable Securities and the intended method or methods of distribution of such Registrable Securities), (provided that the foregoing shall not limit the right of any Holder reasonably to object, within three (3) Business Days after receipt of such documents, to any particular information relating specifically to such Holder that is to be contained in any Registration Statement, prospectus or supplement including without limitation, any information describing the manner in which such Holder acquired such Registrable Securities and the intended method or methods of distribution of such Registrable Securities), and if the Company is unable to file any such document due to the objections of the Holders, the Company shall exert commercially reasonable efforts to cooperate with the Holders to prepare, as soon as practicable, a document that is responsive in all material respects to the reasonable objections of the Holders, provided however, that the Effectiveness Deadline (as defined in Section 2(b)) shall be extended by the period, during which the Company is prevented from filing a Registration Statement or amendment thereto by reason of this paragraph 3(a)(viii);

                           (ix) promptly after the filing of any document that
                  is to be incorporated by reference into any Registration Statement or prospectus, provide copies of such document to the Holder;

                           (x) cause all Registrable Securities covered by each
                  Registration Statement to be listed on the NASDAQ National Market, American Stock Exchange, any national securities exchange, an over-the-counter market, or, if the Common Stock securities of



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                  the Company are not listed thereon, on the primary exchanges, markets, or inter-dealer quotations systems (including NASDAQ) if any, on which similar securities issued by the Company are then listed, prior to the date on which such Registrable Securities were issued;

                           (xi) take all actions reasonably required to prevent
                  the entry of any stop order by the Securities and Exchange Commission or by any state securities regulators or to remove any such order if entered; and

                           (xii) file post-effective amendments to any
                  Registration Statement or supplement the related prospectus, as required, to permit sales of Registrable Securities covered thereby to be made by Permitted Transferees of the Holders.

                  (b) Holder Procedures.

                           (i) The Company may require each Holder to furnish to
                  the Company such information regarding such Holder and the proposed distribution of such Registrable Securities as the Company may from time to time reasonably request in writing and which is necessary for compliance with applicable law.

                           (ii) Each Holder agrees to cooperate with the Company
                  in all reasonable respects in connection with the preparation and filing of the Registration Statement, any Amendment, any prospectus, and any prospectus supplement.

                  (c) Additional Information Available. So long as any Registration Statement is effective covering the resale of Registrable Securities owned by a Holder, the Company will furnish to such Holder(s):

                           (i) as soon as practicable after it becomes available
                  (but in the case of the Company's Annual Report to Stockholders, within 140 days after the end of each fiscal year of the Company), one copy of: (A) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with Canadian generally accepted accounting principles by a national firm of certified public accountants); (B) its Annual Report on Form 20-F; and
                  (C) its Quarterly Reports on Form 6-K; and

                           (ii) upon the reasonable request of a Holder, all
                  exhibits to the Annual Report on Form 20-F; and the Company, upon the reasonable request of a Holder, will meet with such Holder or a representative thereof at the Company's headquarters to discuss all information relevant for disclosure in any Registration Statement and will otherwise cooperate with any Holder conducting an investigation for the purpose of reducing or eliminating such Holder's exposure to liability under the Securities Act including the reasonable production of information at the Company's headquarters.

4.       REGISTRATION EXPENSES.

         All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees, and expenses of


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compliance with state securities or blue sky laws (including fees and disbursements of counsel in connection with blue sky qualifications or registrations (or the obtaining of exemptions therefrom) of the Registrable Securities), messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), fees and disbursements of its counsel and its independent certified public accountants, securities acts liability insurance (if the Company elects to obtain such insurance), and reasonable fees and expenses of any special experts retained by the Company in connection with any registration hereunder (all of such expenses herein referred to as "Registration Expenses"), shall be borne by the Company; provided, however, the Registration Expenses shall not include any sales or underwriting discounts, commissions, or fees attributable to the sale of the Registrable Securities or the fees and expenses of counsel to the Holders (other than to the extent provided in the Note Agreement and the Warrant Agreement).

5.       INDEMNIFICATION; CONTRIBUTION.

         (a) Indemnification by the Company. The Company shall indemnify and hold harmless, to the full extent permitted by law, each Holder, and such Holder's respective officers, directors, employees, representatives, agents, and controlling persons (within the meaning of the Securities Act), against all losses, claims, damages, liabilities, and expenses, but in no event greater than the gross purchase price Holder paid to the Company for Registrable Securities, resulting from any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus, or any amendment or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except in each case insofar as the same directly arises out of or is directly based upon an untrue statement or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact in such Registration Statement, prospectus, amendment, or supplement, as the case may be, made or omitted, as the case may be, in reliance upon and in conformity with information furnished to the Company in writing by such Holder expressly for use therein.

         (b) Indemnification by the Holders. Each Holder shall indemnify and hold harmless, to the full extent permitted by law, the Company, its officers, directors, employees, representatives, agents, and controlling persons (within the meaning of the Securities Act), against all losses, claims, damages, liabilities, and expenses (including, without limitation, reasonable costs of investigation and legal expenses) resulting from any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus, or any amendment or supplement thereto, and any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent the same directly result from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in such Registration Statement, prospectus, amendment, or supplement, as the case may be, made or omitted, as the case may be, in reliance upon and in conformity with information furnished to the Company in writing by such Holder expressly for use therein. The liability of each Holder under the indemnity and contributions provisions of this Section 5 shall be several and not joint and shall be limited to an amount equal to the gross price of the Registrable Securities sold by such Holder pursuant to the Registration Statement.

         (c) Conduct of Indemnification Proceedings. Each party entitled to indemnification under this Section 5 (the "Indemnified Party") shall give written notice to the party required to



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provide indemnification (the "Indemnifying Party") promptly after such
Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party who will conduct the defense of such claim or litigation, is approved by the Indemnified Party (whose approval will not be unreasonably withheld or delayed); and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations except to the extent that its defense of the claim or litigation involved is prejudiced by such failure. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential conflicts of interest between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation, except with the consent of each Indemnified Party, shall consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of any claim or litigation, and no Indemnified Party will consent to entry of any judgment or settle any claim or litigation without the prior written consent of the Indemnifying Party (not to be unreasonably withheld or delayed). Each Indemnified Party shall furnish such information regarding himself, herself or itself and the claim in question as the Indemnifying Party may reasonably request and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

         (d) Contribution.

                  (i) If for any reason the indemnification provided for in this
         Section 5 from an Indemnifying Party, although otherwise applicable by its terms, is unavailable to an Indemnified Party hereunder, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by the Indemnified Parties as a result of such losses, claims, damages, liabilities, or expenses in such proportion as is appropriate to reflect the relative fault of such Indemnifying Party and the Indemnified Parties in connection with the actions that resulted in such losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and the Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or the Indemnified Parties, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities, and expenses referred to above shall be deemed to include, subject to the limitations set forth in
         Section 5(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                  (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

6.       RULE 144 REQUIREMENTS.

         The Company agrees to:

         (a) use its best efforts to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

         (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act; and

         (c) furnish to each Holder upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 and of the Securities Act and the Securities Exchange Act.

7.       INJUNCTIONS.

         Each of the parties hereto acknowledges and agrees that one or more of the parties would be damaged irreparably in the event the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties in the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

8.       TERMINATION.

         This Agreement shall terminate on the Registration Termination Date; provided, however, that the provisions of Section 5, 6, and 7 shall survive the termination of this Agreement.

9.       MISCELLANEOUS.

         (a) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, supplemented, or otherwise modified, and waivers or consents to departures from the provisions hereof may not be given, unless the Company shall have obtained the prior written consent of the Holders holding more than 80% of the Registrable Securities at the time of such amendment.

         (b) Notices. Unless otherwise specified, all notices and other communications provided for between the Company and the Purchaser in this Agreement shall be in writing, including telecopy, and delivered or transmitted to the addresses set forth below, or to such other address as shall be designated by the Company or the Purchaser in written notice to the other party. Notice sent by telecopy shall be deemed to be given and received when receipt of such transmission is acknowledged, and delivered notice shall be deemed to be given and received when receipted for by, or actually received by, an authorized officer of the Company or the Purchaser, as the case may be.

                  (i) if to the Purchaser, to such address as is specified for the Purchaser under the terms of the Note Agreement or if to another Holder, to the address indicated on the Company's register relating to the Warrants or Registrable Securities held by such Holder or at such other address as such Holder may have furnished to the Company in writing.

                  (ii) if to the Company, at:

                            Kafus Industries Ltd.
                            270 Bridge Street
                            Dedham MA 02026
                            Attn:  Mr. Michael A. McCabe
                            telephone:  781-326-5001
                            telecopier: 781-326-5105

                       With a copy to:

                            Kafus Industries Ltd.
                            1500 West Georgia Street, 13th Floor
                            Vancouver, British Columbia
                            Canada V6G 2Z6
                            Attn: Mr. Michael A. McCabe
                            telephone:  604-623-3300
                            telecopier: 604-623-3301

         (c) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Company and each Holder and their respective successors and assigns. The rights provided by this Agreement shall be transferred automatically from the Purchaser to any Person to whom the $1,000,000 Term Loan D Note, any Warrants, or any Registrable Securities are transferred, provided that (x) the Company is given written notice of the transfer and the name, address, telephone number, and facsimile number of the transferees and (y) the subsequent transferee agrees in writing to be bound by all of the terms of this Agreement (any transferee referred to in the foregoing clauses being referred to herein as a "Permitted Transferee").

         (d) Counterparts. This Agreement may be executed in any number of counterparts and by the parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (e) Headings; Construction. The Section numbers and headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. Unless the context otherwise requires, all references to Sections are to sections of this Agreement, and words in the singular include the plural and vice versa. In computing any period of time specified in this Agreement or in any notices, the date of the act or event from which such period of time is to be measured shall be included, any such period shall expire at 5:00 p.m., New York time, on the last day of such period, and any such period denominated in months shall expire on the date in the last month of such period that has the same numerical designation as the date of the act or event from which such period is to be measured; provided, however, that if there is no date in the last month of such period that has the same numerical designation as of the date of such act or event, such period shall expire on the last day of the last month of such period.

         (f) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of Texas, without regard to the principles of conflicts of laws thereof which would select any other law.

         (g) Arbitration. Disputes arising under this Agreement shall be settled by one arbitrator pursuant to the rules of the American Arbitration Association (the "AAA") for Commercial Arbitration (the "Rules"). Such arbitration shall be held in New York, New York, or at such other location as mutually agreed to by the parties to the dispute. Subject to any applicable limitations contained in this Agreement, arbitration may be commenced at any time by any party giving notice to the other party that a dispute has been referred to arbitration under this Section. The arbitrator shall be selected by the joint agreement of the parties hereto, but if they do not so agree within twenty (20) days after the date of the notice referred to above, the selection shall be made pursuant to the Rules from the panel of arbitrators maintained by the AAA. Any award of the arbitrator shall be accompanied by a written opinion giving the reasons for the award. The expense of the arbitration shall be borne by the parties in the manner determined in writing by the arbitrator. This arbitration provision shall be specifically enforceable by the parties. The determination of the arbitrator pursuant to this Section shall be final and binding on the parties and may be entered for enforcement before any court of competent jurisdiction.

         (h) Severability. If one or more of the provisions hereof, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect, for any reason, the validity, legality. and enforceability of the remaining provisions hereof shall not be in any way affected or impaired thereby, and the provisions held to be invalid, illegal, or unenforceable shall be reformed to the minimum extent necessary, and in a manner as consistent with the purposes thereof as is practicable, so as to render it valid, legal, and enforceable.

         (i) Entire Agreement. This Agreement is intended by the parties hereto to be a final expression thereof and is intended to be a complete and exclusive statement of the agreement and understanding of such parties in respect of the subject matter contained herein related to the Registrable Securities. This Agreement supersedes all prior agreements and understandings among the Company and any of the Holders with respect to such subject matter.




                            [signature page follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                       KAFUS INDUSTRIES LTD.


                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                       ECT MERCHANT INVESTMENTS CORP.


                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------






[Registration Rights Agreement]